Exhibit 1.1

SPIRIT AIRLINES, INC.

Common Stock

($0.0001 par value)

EQUITY DISTRIBUTION AGREEMENT

July 22, 2020

July 22, 2020

Morgan Stanley & Co. LLC

    1585 Broadway

    New York, New York 10036

Ladies and Gentlemen:

Spirit Airlines, Inc., a Delaware corporation (the “Company”), proposes to issue and sell through Morgan Stanley & Co. LLC, as distribution agent (the “Distribution Agent”), from time to time on the terms set forth in this equity distribution agreement (this “Agreement”), up to 9,000,000 shares of its voting common stock, par value $0.0001 (the “Shares”). The shares of voting common stock, par value $0.0001, of the Company, together with the Shares, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-223127), relating to securities, including the Shares (the “Shelf Securities”), to be issued from time to time by the Company. The registration statement, as amended to and including the date hereof, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), and all exhibits, schedules and financial statements filed therewith, and any post-effective amendment to such registration statement, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities, and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus.” “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Distribution Agent in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Distribution Agent or the Company, as the case may be, in accordance with Section 6(b). As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Distribution Agent that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company, as of the date hereof, is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective and (B) at each deemed effective date with respect to the Distribution Agent pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each Time of Sale (as defined below), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied at the time it was filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission as of each Time of Sale and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date (as defined below), the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Distribution Agent expressly for use in the Prospectus or in the General Disclosure Package.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Distribution Agent did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified. The foregoing does not apply to statements in or omissions from any free writing prospectus based upon and in conformity with written information furnished by the Distribution Agent as described in Section 8(b). Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Distribution Agent in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption in Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Prospectus and the General Disclosure Package, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, businesses or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Company has no subsidiaries.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when (i) the number of Shares to be offered, issued and sold from time to time and the respective purchase prices, fees and expenses due pursuant to this Agreement, and times and dates of offering, issuance and sale, and the offering, issuance and sale thereof, have been duly authorized and approved by duly authorized officers of the Company, acting together if so required, and agreed upon by the Company, the Distribution Agent and the purchasers thereof in accordance with the terms of this Agreement and (ii) such Shares are duly issued and validly delivered by the Company in accordance with this Agreement against receipt by the Company of the agreed upon purchase price therefor, will be validly issued, fully paid and non-assessable, and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Shares.

(j) Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), a conflict, breach, violation or imposition that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby, and no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Distribution Agent in the manner contemplated herein and in the General Disclosure Package and the Prospectus.

(k) There has not occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the General Disclosure Package.

(l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened against the Company that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(m) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in, or incorporated by reference into, the Basic Prospectus and the Prospectus under the headings “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders,” “Item 1—Business— Government Regulation,” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects of such legal matters, agreements, documents or proceedings

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the General Disclosure Package and the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(p) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(r) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(s) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(t) Neither the Company nor any of its affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No part of the proceeds of the offering will be used by the Company in violation of applicable anti-corruption laws.

(u) The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) (i) Neither the Company, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of any offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in such offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as detailed in Schedule II, for the past five years, the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Prospectus and the General Disclosure Package, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) other than pursuant to the Company’s existing share repurchase program or shares withheld in connection with the vesting or exercise of employee stock awards, the Company has not purchased any of its outstanding capital stock, nor declared, paid nor otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company, except in each case as described in each of the General Disclosure Package and the Prospectus.

(x) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

(y) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the General Disclosure Package to be conducted except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, (i) there is no material infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; except for the foregoing items set forth in clauses (i) through (iv) of this subparagraph, which would not, individually or in the aggregate, have a Material Adverse Effect.

(z) The consolidated historical financial statements and schedules of the Company included or incorporated by reference in the Prospectus and the General Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data included or incorporated by reference in the Prospectus and the General Disclosure Package fairly present in all material respects, on the basis stated in the Prospectus and the General Disclosure Package, the information included or incorporated by reference therein; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the General Disclosure Package has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures contained in the Registration Statement, the Prospectus and the General Disclosure Package and any free writing prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable Any statistical and market-related data included or incorporated by reference in the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

(aa) Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(bb) (i) No labor problem or dispute with the employees of the Company exists or is threatened or, to the Company’s knowledge, imminent, and (ii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect, except in the case of either clause (i) or (ii) as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, including private war risk insurance on its aircraft; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities, including the Department of Transportation, the FAA and the Federal Communications Commission, necessary to conduct its business and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.

(ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weaknesses in its internal controls, except in each case as described in each of the General Disclosure Package and the Prospectus. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), since the end of the Company’s most recent audited fiscal year there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(hh) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, including any interest related thereto, to the extent that any of the foregoing is due and payable, except for any such assessment, fine, penalty or interest that is currently being contested in good faith and for which the Company has set aside on its books adequate reserves with respect thereto in conformity with generally accepted accounting principles in the United States or as would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii) The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Distribution Agent agree that the Company may from time to time seek to sell Shares through the Distribution Agent, acting as distribution agent as follows:

(a) The Company may submit its orders to the Distribution Agent, through any of the authorized members of management of the Company listed on Schedule IV hereto (which Schedule may be amended by the Company from time to time by written notice to the Distribution Agent) (such persons, the “Program Officers”), by telephone or electronic mail (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by the Distribution Agent (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, the Distribution Agent shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell the Shares designated by such Company order and with respect to which the Distribution Agent has agreed to act as distribution agent. The Company acknowledges and agrees that (i) there can be no assurance that the Distribution Agent will be successful in selling the Shares, (ii) the Distribution Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) the Distribution Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Distribution Agent and the Company.

(c) The Company shall not authorize the issuance and sale of, and the Distribution Agent shall not sell, any Share at a price lower than the minimum price therefor designated by the Program Officers (which shall not be less than $1.00 per Share) pursuant to Section 2(a) above. In addition, the Company or the Distribution Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) The Distribution Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Program Officers following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to the Distribution Agent with respect to such sales.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Distribution Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as distribution agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) The amount of the Shares sold pursuant to this Agreement shall not exceed (i) the amount of Shares reserved for issuance and sale hereunder and designated in the first paragraph of this Agreement, (ii) the number of shares of the Common Stock of the Company available for issuance under the currently effective Registration Statement or (iii) the number of Shares authorized under the currently effective certificate of incorporation of the Company.

(g) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Notwithstanding any other provision of this Agreement, the Company and the Distribution Agent agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Distribution Agent shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

3. Fee. The compensation to the Distribution Agent for sales of the Shares with respect to which the Distribution Agent acts as distribution agent hereunder shall be equal to an amount of up to 3.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day following the date on which such sales are made (each such day, a “Settlement Date”), or such other date that is agreed upon by the Company and the Distribution Agent for a particular sale. On each Settlement Date, the Shares sold through the Distribution Agent for settlement on such date shall be issued and delivered by the Company to the Distribution Agent against payment of the proceeds from the sale of such Shares, net of the fee as determined pursuant to Section 3. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Distribution Agent’s or its designee’s account (provided that the Distribution Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Distribution Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Distribution Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Distribution Agent’s Obligations. The obligations of the Distribution Agent are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred (i) any change or decrease, specified in the letters referred to in paragraph (e) of this Section 5, or (ii) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the Distribution Agent’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the General Disclosure Package and the Prospectus.

(b) The Distribution Agent shall have received on each Representation Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein on or before such date; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company; (iv) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or are pending under the Securities Act; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Distribution Agent expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Distribution Agent shall have received on each Representation Date and on such other dates as may be reasonably requested by the Distribution Agent, an opinion of Thomas Canfield, Senior Vice President, General Counsel and Secretary of the Company, dated such date, in form and substance reasonably satisfactory to the Distribution Agent.

(d) The Distribution Agent shall have received on each Representation Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Distribution Agent.

(e) The Distribution Agent shall have received on each Representation Date and on such other dates as may be reasonably requested by the Distribution Agent, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Distribution Agent, dated such date, in form and substance reasonably satisfactory to the Distribution Agent.

The opinion of counsel for the Company described in Section 5(d) above shall be rendered to the Distribution Agent at the request of the Company and shall so state therein.

(f) The Distribution Agent shall have received on each date specified in Section 6(n), a letter dated such date in form and substance satisfactory to the Distribution Agent, from Ernst & Young LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information, certain financial information included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) The Distribution Agent shall have received on each date specified in Section 6(n), a certificate of the Company’s Chief Financial Officer, dated such date, in form and substance satisfactory to the Distribution Agent, providing “management comfort” with respect to certain financial data included or incorporated by reference in the General Disclosure Package and the Prospectus.

(h) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(i) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Company. The Company covenants with the Distribution Agent as follows:

(a) To furnish to the Distribution Agent copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Distribution Agent may from time to time reasonably request. In case the Distribution Agent is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, and this Agreement has not been terminated (provided, however that this covenant shall apply notwithstanding any such termination, so long as the Distribution Agent is required to deliver a prospectus relating to the Shares pursuant to the Securities Act), upon the request of the Distribution Agent, and at its own expense, the Company shall prepare and deliver to the Distribution Agent as many copies as the Distribution Agent may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Distribution Agent a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Distribution Agent reasonably objects (other than any proposed amendment or prospectus supplement relating to the offering of Shelf Securities other than the Common Stock). To furnish to the Distribution Agent a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Distribution Agent reasonably objects. Not to take any action that would result in the Distribution Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Distribution Agent that the Distribution Agent otherwise would not have been required to file thereunder.

(c) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Distribution Agent pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Distribution Agent with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Distribution Agent via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Distribution Agent and, at the Distribution Agent’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Distribution Agent, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in connection with the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly advise the Distribution Agent by telephone (with confirmation in writing) or electronic mail and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Distribution Agent as many copies as the Distribution Agent may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Distribution Agent shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided that in no event shall the Company be required to qualify to do business in any jurisdiction in which it is not qualified as of the date hereof, or the file any general consent to service of process or subject itself to taxation in respect of doing business in any jurisdiction where it is not subject as of the date hereof.

(h) To make generally available to the Company’s security holders and to the Distribution Agent as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Distribution Agent, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Distribution Agent in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonably incurred and documented fees and disbursements of counsel to the Distribution Agent incurred in connection with the offering contemplated by this Agreement, including any review and qualification by the Financial Industry Regulatory Authority (provided, however, that such amount for fees and disbursements of counsel related to any review and qualification by the Financial Industry Regulatory Authority shall not exceed $20,000), (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, the Distribution Agent will pay all of its costs and expenses, including any advertising expenses connected with any offers the Distribution Agent may make.

(j) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless reasonably requested by the Distribution Agent if the Distribution Agent concludes that the information contained in, or incorporated by reference into, such Form 8-K is material to a holder of Common Stock or to an offering of the Shares) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Distribution Agent forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Distribution Agent, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) On each Representation Date, the Company shall cause to be furnished to the Distribution Agent, dated as of such date, in form and substance satisfactory to the Distribution Agent, the written opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) On each Representation Date, Latham & Watkins LLP, counsel to the Distribution Agent, shall furnish to the Distribution Agent a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Distribution Agent.

With respect to Sections 6(l) and 6(m) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Distribution Agent with a letter (a “Reliance Letter”) to the effect that the Distribution Agent may rely on a prior opinion and negative assurance letter delivered under Section 6(l) or Section 6(m), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(n) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, excluding any earnings release, or (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Distribution Agent, Ernst & Young LLP, independent public accountants of the Company, shall deliver to the Distribution Agent the comfort letter(s) described in Section 5(f).

(o) To comply with the Due Diligence Protocol attached hereto on Schedule III and any other due diligence review or call reasonably requested by the Distribution Agent.

(p) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(q) That it consents to the Distribution Agent trading in the Common Stock for the Distribution Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r) That each acceptance by the Program Officers of an offer to purchase the Shares hereunder, shall be deemed to be an affirmation to the Distribution Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s) Prior to the Distribution Agent selling any Shares pursuant to Section 2 hereof on any given day (or as otherwise agreed between the Company and the Distribution Agent), the Distribution Agent shall have received instructions from the Program Officers as to the terms of any such sale.

(t) Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Distribution Agent pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, in the case of clauses (iii) and (iv), including the filing of any Registration Statement on Form S-8 or any successor form related thereto, or (v) any warrants issued by the Company pursuant to the Coronavirus Aid, Relief, and Economic Security Act, during the Delivery Period, without (A) giving the Distribution Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Distribution Agent suspending activity under this program for such period of time as requested by the Company.

7. Covenants of the Distribution Agent. The Distribution Agent covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Distribution Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Distribution Agent.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Distribution Agent, each person, if any, who controls the Distribution Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the Distribution Agent’s officers and directors, each affiliate of the Distribution Agent within the meaning of Rule 405 under the Securities Act, as well as any affiliate’s officers and directors against any losses, claims, damages or liabilities, to which they or any of them may become subject, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Prospectus Supplement (including any Interim Prospectus Supplement), or any amendment or supplement thereto, any Permitted Free Writing Prospectus, any Issuer Additional Written Communication or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (taken together with the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, or any amendment or supplement thereto, any Permitted Free Writing Prospectus or any Issuer Additional Written Communication, in reliance upon and in conformity with any information relating to the Distribution Agent furnished to the Company in writing by the Distribution Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Distribution Agent consists of the information described as such in paragraph (b) below. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Distribution Agent agrees to indemnify and hold harmless the Company, each of its directors and its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Distribution Agent, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to information relating to the Distribution Agent furnished to the Company in writing by the Distribution Agent expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that the Distribution Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 8(a) or (b) hereof, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve such indemnifying party from liability under Section 8(a) or (b) hereof, unless and to the extent such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any case, relieve it from any liability that it may have to any indemnified party otherwise than under Section 8(a) or (b) hereof. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (ii) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (x) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Distribution Agent in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (x) or (z) is applicable, such liability shall be only in respect of the counsel referred to in such clause (x) or (z). The indemnifying party shall not be liable for any settlement, compromise or consent to the entry of any judgment of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there is a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise, consent or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (B) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 required to be made but is unavailable or insufficient to hold an indemnified party harmless for any reason, the Company and the Distribution Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and the Distribution Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Distribution Agent on the other, from the offering of the Shares to which such loss, claim, damage, or liability (or action in respect thereof) relates. If the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Distribution Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Distribution Agent on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total discounts and commissions received or to be received by the Distribution Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Distribution Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distribution Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Distribution Agent shall be required to contribute hereunder in aggregate any amount in excess of the discount or commission actually paid to the Distribution Agent in connection with the transactions contemplated hereby less the aggregate amount of any damages that the Distribution Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Distribution Agent within the meaning of either the Section 15 of the

Securities Act or Section 20 of the Exchange Act and each broker-dealer affiliate of the Distribution Agent shall have the same rights to contribution as the Distribution Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d).

(e) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Distribution Agent, any person controlling the Distribution Agent or any affiliate of the Distribution Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (ii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Distribution Agent for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination until the consummation of such pending sale; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Distribution Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Distribution Agent for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination until the consummation of such pending sale; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until February 21, 2021 unless terminated (i) pursuant to Section 10(a) and (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect or (ii) upon the issuance and sale of all of the Shares pursuant to this Agreement.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Distribution Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Distribution Agent with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Distribution Agent has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) the Distribution Agent owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Distribution Agent may have interests that differ from those of the Company, and (iv) none of the activities of the Distribution Agent in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Distribution Agent with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Distribution Agent arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Distribution Agent is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Distribution Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Distribution Agent is a Covered Entity or a BHC Act Affiliate of the Distribution Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Distribution Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12 “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Distribution Agent shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Capital Markets Syndicate Desk, with a copy to: Legal Department); and if to the Company shall be mailed, delivered or telefaxed to (954) 447-7854 and confirmed to it at 2800 Executive Way, Miramar, Florida 33025, Attention: Legal Department.

[Signature page follows]

Very truly yours, SPIRIT AIRLINES, INC.

By:	/s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel

Accepted as of the date first written above MORGAN STANLEY & CO. LLC

By:	/s/ Gaurav Gupta
Name: Gaurav Gupta
Title: Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

I-1

SCHEDULE II

Transactions subject to Sanctions

From December 1, 2016 to May 31, 2017, the Company ran scheduled flights to Havana, Cuba pursuant to 31 CFR part 515.501. In connection with such flights, the Company purchased goods and services in Cuba, including payment of landing fees, airport fees, ground services and other goods and services, and contracted with government-controlled entities, including, without limitation, Take Off S.A. and Ecasa S.A., to act as agents for the Company at the airport in Havana.

II-1

SCHEDULE III

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Distribution Agent in connection with the Distribution Agent’s continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.

On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(k), (l), (m) and (n) of the Agreement, the Distribution Agent expects to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.

On the date of or promptly after the Company’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Distribution Agent expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.

In the event that the Company requests the Distribution Agent to sell on any one Trading Day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, the Distribution Agent expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Distribution Agent’s rights under the Agreement, including the Distribution Agent’s right to require such additional due diligence procedures as the Distribution Agent may reasonably request pursuant to the Agreement.

III-1

SCHEDULE IV

Authorized Persons

Edward M. Christie III

Scott M. Haralson

Thomas C. Canfield

IV-1

Exhibit A

[Morgan Stanley & Co. LLC Letterhead]

[_______], 20[__]

[              ]

[                      ]

Attention: [_______]

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear [_______]:

This Confirmation sets forth the terms of the agreement of Morgan Stanley & Co. LLC (the “Distribution Agent”) with Spirit Airlines, Inc. (the “Company”) relating to [the sale of shares of the Company’s common stock, par value $0.0001 per share, having an aggregate gross sales price of up to $[•]][the issuance and sale of up to [_______] shares of the Company’s common stock, par value $0.0001 per share,] pursuant to the Equity Distribution Agreement between the Company and the Distribution Agent, dated July 22, 2020 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Distribution Agent to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Distribution Agent (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Distribution Agent unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Distribution Agent will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [_] a.m./p.m. (New York time) on [the date hereof [_____], 20[__]].

A-1

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, or terminated or suspended in accordance therewith, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, MORGAN STANLEY & CO. LLC

By:
Name:
Title:

ACCEPTED as of the date first above written SPIRIT AIRLINES, INC.

By:
Name:
Title:

A-2